SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 13, 2007

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway

Suite B-200

Austin, Texas 78746

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2007, HealthTronics, Inc. (the “Company”) and Lithotripters, Inc., a wholly-owned subsidiary of the Company (“Lithotripters”), entered into a Stock Purchase Agreement and an Interest Purchase Agreement pursuant to which Lithotripters agreed to purchase all of the outstanding capital stock of Keystone ABG, Inc., which owns a 21% general partner interest in Keystone Mobile Partners, L.P. (the “Partnership”), all of the outstanding capital stock of Keystone Kidney Associates, PC, and an approximate 14% limited partner interest in the Partnership from the owners thereof, for an aggregate purchase price of $8,100,000 plus an earnout.

The Stock and Interest Purchase Agreements contain customary representations and warranties, covenants, and closing conditions. In addition, the acquisition of the limited partner interests in the Partnership is subject to a right of first refusal of the partners of the Partnership, all of which partners must exercise such right or such right may not be exercised. The Stock and Interest Purchase Agreements are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively. A press release announcing the transaction is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement, dated as of February 13, 2007, by and among HealthTronics, Inc., Lithotripters, Inc., Keystone ABG Inc., Keystone Kidney Associates, PC, David Arsht, D.O., P. Kenneth Brownstein, M.D., Larry E. Goldstein, M.D. and Michael Dernoga.

10.2	Interest Purchase Agreement, dated as of February 13, 2007, by and among HealthTronics, Inc., Lithotripters, Inc., David Arsht, D.O., P. Kenneth Brownstein, M.D., Larry E. Goldstein, M.D. and Michael Dernoga.

99.1	Press release, issued on February 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Date: February 20, 2007	By:	/s/ Ross A. Goolsby

	Name: Title:	Ross A. Goolsby Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Stock Purchase Agreement, dated as of February 13, 2007, by and among HealthTronics, Inc., Lithotripters, Inc., Keystone ABG Inc., Keystone Kidney Associates, PC, David Arsht, D.O., P. Kenneth Brownstein, M.D., Larry E. Goldstein, M.D. and Michael Dernoga.

10.2	Interest Purchase Agreement, dated as of February 13, 2007, by and among HealthTronics, Inc., Lithotripters, Inc., David Arsht, D.O., P. Kenneth Brownstein, M.D., Larry E. Goldstein, M.D. and Michael Dernoga.

99.1	Press release, issued on February 13, 2007.